UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2008, Euronext Lisbon, an indirect wholly owned subsidiary of NYSE Euronext, entered into a letter agreement with Miguel Athayde Marques to extend his original employment agreement for a period of 12 months, commencing on December 31, 2008, to be renewable thereafter for equal periods of 12 months, unless terminated pursuant to the employment agreement. All other terms and conditions in Mr. Marques’ employment agreement, which is described more fully in the contract and is attached as Exhibit 10.63 to the Form S-4/A filed with the Commission on November 27, 2006, remain the same.

The foregoing description of the letter agreement is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement dated as of December 9, 2008 between Euronext Lisbon and Mr. Miguel Athayde Marques

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: December 15, 2008	By:	/s/ Janet M. Kissane
Name: Janet M. Kissane
Title: Senior Vice President and Corporate Secretary